     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 23, 1998
                                                      REGISTRATION NO. 333-
================================================================================

                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                        AMBASSADORS INTERNATIONAL, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

             DELAWARE                             4725                            91-1688605
 (STATE OR OTHER JURISDICTION OF      (PRIMARY STANDARD INDUSTRIAL             (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)          CLASSIFICATION CODE)               IDENTIFICATION NO.)

                         DWIGHT D. EISENHOWER BUILDING
                             110 S. FERRALL STREET
                               SPOKANE, WA 99202
                                 (509) 534-6200

    (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                  OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                            ------------------------

                               JOHN A. UEBERROTH
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                         DWIGHT D. EISENHOWER BUILDING
                             110 S. FERRALL STREET
                               SPOKANE, WA 99202
                                 (509) 534-6200
           (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER,
                   INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                            ------------------------

                                   COPIES TO:

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
             GERALD M. CHIZEVER, ESQ.                              STANTON D. WONG, ESQ.
              LANCE JON KIMMEL, ESQ.                              DAVID R. LAMARRE, ESQ.
   RICHMAN, LAWRENCE, MANN, CHIZEVER & PHILLIPS                PILLSBURY MADISON & SUTRO LLP
              9601 WILSHIRE BOULEVARD                                  P.O. BOX 7880
          BEVERLY HILLS, CALIFORNIA 90210                     SAN FRANCISCO, CALIFORNIA 94120
                  (310) 274-8300                                      (415) 983-1000

                            ------------------------

      APPROXIMATE DATE OF COMMENCEMENT OF THE PROPOSED SALE TO THE PUBLIC:
  As soon as practicable after this Registration Statement becomes effective.
                            ------------------------

    If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of earlier effective registration statement for the same offering. [X] 333-49377

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

    If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                        CALCULATION OF REGISTRATION FEE

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
================================================================================================================================
                                                                    PROPOSED MAXIMUM     PROPOSED MAXIMUM
     TITLE OF EACH CLASS OF SECURITIES           AMOUNT TO BE        OFFERING PRICE         AGGREGATE            AMOUNT OF
              TO BE REGISTERED                    REGISTERED          PER SHARE(2)        OFFERING PRICE      REGISTRATION FEE
--------------------------------------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per share......   506,000 shs.(1)           $26.25            $13,282,500           $3,918.34
================================================================================================================================

(1) Includes 66,000 shares subject to an option granted to the Underwriters to cover over-allotments.

(2) Calculated pursuant to Rule 457(o).
================================================================================

               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     This Registration Statement is filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act") by Ambassadors International, Inc. (the "Company"), pursuant to Rule 462(b) under the Act. This Registration Statement incorporates by reference the contents of the Registration Statement on Form S-3 (File No. 333-49377) relating to the offering of up to 2,550,700 shares of Common Stock of the Company.

                                 CERTIFICATION

     The Company hereby certifies to the Commission that (i) it has instructed its bank to pay the Commission the filing fee set forth on the cover page of this Registration Statement by a wire transfer of such amount to the Commission's account at Mellon Bank as soon as practicable (but no later than the close of business on April 24, 1998), (ii) it will not revoke such instructions, (iii) it has sufficient funds in the relevant account to cover the amount of such filing fee, and (iv) it will confirm receipt of such instructions by the bank during regular business hours on April 24, 1998.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration
Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Spokane, Washington, on April 23, 1998.

                                          AMBASSADORS INTERNATIONAL, INC.

                                          By:     /s/ JOHN A. UEBERROTH
                                            ------------------------------------
                                                     John A. Ueberroth
                                               President and Chief Executive
                                                           Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on the 23rd day of April, 1998.

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
                      SIGNATURE                                                TITLE
                      ---------                                                -----
                /s/ JOHN A. UEBERROTH                          President and Chief Executive Officer
-----------------------------------------------------              (Principal Executive Officer)
                  John A. Ueberroth

               /s/ PETER V. UEBERROTH                            Chairman of the Board of Directors
-----------------------------------------------------
                 Peter V. Ueberroth

                /s/ JEFFREY D. THOMAS                                 Chief Financial Officer
-----------------------------------------------------       (Principal Financial and Accounting Officer)
                  Jeffrey D. Thomas

                                                                              Director
-----------------------------------------------------
                   James L. Easton

              /s/ RICHARD D.C. WHILDEN                                        Director
-----------------------------------------------------
                Richard D.C. Whilden

                 /s/ JOHN C. SPENCE                                           Director
-----------------------------------------------------
                   John C. Spence

                                                                              Director
-----------------------------------------------------
                  Rafer L. Johnson

                               INDEX TO EXHIBITS

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
EXHIBIT
NUMBER                             DESCRIPTION
-------                            -----------
  5.1      Opinion of Richman, Lawrence, Mann, Chizever & Phillips
 23.1      Consent of Coopers & Lybrand L.L.P.
 23.2      Consent of Starr, Finer, Starr LLP.
 23.3      Consent of Richman, Lawrence, Mann, Chizever & Phillips
           (included in its opinion set forth in Exhibit 5.1)